                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167;240.14a-12

                               II VI INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                               II-VI Incorporated
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056

                               -----------------

                   Notice of Annual Meeting of Shareholders
                        to be held on November 1, 2002

                               -----------------

TO THE SHAREHOLDERS OF
II-VI INCORPORATED:

   The Annual Meeting of Shareholders of II-VI Incorporated will be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on Friday, November 1, 2002, at 1:00 p.m. local time to consider and act upon the following matters:

1. The election of one (1) director for a term to expire in 2003;

2. The election of three (3) directors for terms to expire in 2005;

3. The ratification of the Board of Directors' selection of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 2003; and

4. A shareholder proposal, if it is properly presented at the meeting.

   The shareholders will also be asked to consider such other matters as may properly come before the meeting.

   The Board of Directors has established the close of business on Tuesday, September 10, 2002, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

   IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert D. German, Secretary

September 23, 2002

                              II-VI INCORPORATED
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056

                                 -------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                               November 1, 2002

                                 -------------

   This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Friday, November 1, 2002, at 1:00 p.m. local time at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044. This proxy statement was first mailed to shareholders on or about September 27, 2002. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002 is being furnished with this proxy statement.

   Only shareholders of record as of the close of business on Tuesday, September 10, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 14,040,374 shares of Common Stock, no par value ("Common Stock"), each entitled to one vote per share.

   All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted as described below under the caption "Recommendation of the Board of Directors." Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company in writing or by electronic transmission), or by attendance at the meeting and voting his or her shares in person.

   Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including shareholder proposals properly presented at the meeting and the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2003. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director, FOR the ratification of the Board of Directors' selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2003, and AGAINST the shareholder proposal presented below.

                             ELECTION OF DIRECTORS

   The Company's By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. Effective as of the Annual Meeting, the Board of Directors of the Company has determined that the number of directors shall be seven, consisting of two directors each in Classes One and Two and three directors in Class Three.

   One director of Class One is to be elected to hold office for a term of one year and three directors of Class Three are to be elected to hold office for a term of three years, and each until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

   The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The one Class One nominee receiving the greatest number of affirmative votes will be elected as a Class One director whose term expires in 2003. The three Class Three nominees receiving the greatest number of affirmative votes will be elected as Class Three Directors whose terms expire in 2005. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

   The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting: for the election of Marc Y.E. Pelaez, who is a first-time nominee of the Board of Directors; for the election of Carl J. Johnson, who has served as director of the Company since 1971; for the election of Thomas E. Mistler, who has served as director of the Company since 1977; and for the election of Joseph J. Corasanti, who is a first-time nominee of the Board of Directors.

   The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

   The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominee for Class One Director Whose Term Expires 2003

   Marc Y.E. Pelaez, 56, is a retired Rear Admiral of the United States Navy. Rear Admiral Pelaez currently is a private consultant to defense and commercial companies. He was Vice President of Engineering and then of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when Northrop Grumman Corporation acquired Newport News Shipbuilding. From 1993 to 1996 Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy from 1990 to 1993. From 1968 to 1990 he held numerous positions in the United States Navy. Rear Admiral Pelaez serves on the Board of Trustees of the Old Dominion University Foundation. He is a graduate of the United States Naval Academy.

Nominees for Class Three Directors Whose Terms Expire 2005

   Carl J. Johnson, 60, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology
(MIT), respectively. Dr. Johnson serves as a director of Xymox Technologies, Inc. and Armstrong Laser Technology, Inc.

   Thomas E. Mistler, 60, has served as a Director of the Company since 1977. Since 1999 Mr. Mistler has been President, Chief Executive Officer and a Director of ESCO Holding Corp. and Engineered Arresting Systems Corporation. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. From 1984 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a trustee and former vice-chairman of Brothers Brother Foundation, an international charitable organization.

   Joseph J. Corasanti, 38, has served as President and Chief Operating Officer of CONMED Corporation, a publicly traded company, since 1999. From 1998 to 1999 he was Executive Vice President/General Manager of CONMED Corporation. He served as General Counsel and Vice President-Legal Affairs for CONMED Corporation from 1993 to 1998. From 1990 to 1993 he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He is a director of CONMED Corporation.

Existing Class One Director Whose Term Expires 2003

   Duncan A.J. Morrison, 65, has served as a Director of the Company since 1982. Mr. Morrison has been Chairman of ARRI Canada Ltd. since 2001. Previously, he was President at ARRI Canada Ltd. from 1994 to 2001. He was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada from 1990 to 1994. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation and 5N Plus Inc. Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

Existing Class Two Directors Whose Terms Expire 2004

   Peter W. Sognefest, 61, has served as a Director of the Company since 1979. Mr. Sognefest is currently Vice-Chairman of Xymox Technologies, Inc. From 1996 to 2002, Mr. Sognefest was President and Chief Executive Officer of Xymox Technologies, Inc. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC; a wholly- owned subsidiary of Emerson Electric Company). He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold DAC to Emerson Electric Company in July 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

   Francis J. Kramer, 53, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

   The Company's Board of Directors held five (5) meetings during the fiscal year ended June 30, 2002. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

   Directors who are not also employees of the Company receive a fee of $1,250 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. In addition, eligible nonemployee directors may receive a grant of options to purchase shares of the Company's Common Stock at the fair market value of such Common Stock on the date of grant. Some of the Board's meetings are held over a two-day period. Members of the Audit Committee of the Board of Directors are paid $625 per meeting if held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. No additional compensation is paid to members of the Option Plan Committee, Purchase Plan Committee, Compensation Committee or Nominating Committee.

Audit Committee

   The Board has an Audit Committee of independent, non-management directors currently consisting of Duncan A.J. Morrison (Chairman) and Thomas E. Mistler. The Audit Committee's duties, in accordance with its written Audit Committee Charter, include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met twice in fiscal 2002.

   The Audit Committee Charter calls for three (3) independent directors to serve on the Audit Committee. After the Annual Meeting and the election of directors, the Board of Directors will elect an additional member to satisfy the Audit Committee Charter requirement.

Option Plan Committee and Purchase Plan Committee

   The Board has an Option Plan Committee and a Purchase Plan Committee to administer those plans. The duties of the Option Plan Committee include administering and interpreting the Company's Stock Option Plan of 2001, selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, and the option price. The Option Plan Committee establishes the period in which each option may be exercised, either in whole or in part. The Option Plan Committee also administers the Company's Nonemployee Directors Stock Option Plan.

   The Purchase Plan Committee's duties include administering and interpreting the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof.

   The current members of each of these committees are Peter W. Sognefest (Chairman), Thomas E. Mistler and Duncan A.J. Morrison. The Option Plan Committee and the Purchase Plan Committee each met twice during fiscal 2002.

Compensation Committee

   The Board has a Compensation Committee, comprised of non-management directors, which is responsible for determining the compensation of the Company's executive officers and management. The Compensation Committee is comprised of Peter W. Sognefest (Chairman), Thomas E. Mistler and Duncan A.J. Morrison. The Compensation Committee met twice in fiscal 2002.

Nominating Committee

   In August 2002, the Board established a Nominating Committee. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. It also reviews matters relating to potential conflicts of interest and Directors' fees.

   The current members of the Nominating Committee are Thomas E. Mistler (Chairman), Peter W. Sognefest and Francis J. Kramer.

   The Company's By-Laws describe in full the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended June 30, 2002, 2001 and 2000:

                                    Summary Compensation Table

                                                           Annual
                                                        Compensation    Securities
                                                      ----------------- Underlying    All Other
Name and Principal Position                      Year Salary  Bonus (1)  Options   Compensation (2)
---------------------------                      ---- ------- --------- ---------- ----------------
                                                       ($)       ($)       (#)           ($)
CARL J. JOHNSON--                                2002 251,000   89,000       --         15,000
  Chairman and Chief Executive Officer           2001 228,000  507,000    5,000         18,000
                                                 2000 205,000  473,000       --         14,000

FRANCIS J. KRAMER--                              2002 230,000   74,000       --         15,000
  President and Chief Operating Officer          2001 209,000  392,000    5,000         17,000
                                                 2000 188,000  368,000       --         14,000

HERMAN E. REEDY--                                2002 154,000   47,000       --         13,000
  Vice President and General Manager of Quality  2001 146,000  170,000    4,000         16,000
  and Engineering                                2000 140,000  149,000       --         12,000

JAMES MARTINELLI--                               2002 150,000   57,000       --         33,000
  General Manager of Laser Power Corporation and 2001 137,000  178,000    6,000         40,000
  Chief Financial Officer of II-VI Incorporated  2000 127,000  145,000       --         12,000

CRAIG A. CREATURO--                              2002  85,000   35,000       --         14,000
  Treasurer (3)                                  2001  75,000   71,000    3,000          9,000

--------
(1) The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company's performance; amounts received under the Bonus Incentive Plan and under the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company's profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on estimated Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board of Directors. Bonus payments are pro-rated according to each participant's annual base compensation. Under the Company's Management-By-Objective Plan, a formula percentage of operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of bonus compensation.

(2) Amounts shown are for premiums paid for life and disability insurance and certain relocation expenses. The amounts shown also include payments made pursuant to the Company's Profit Sharing Plan, which is qualified under
    Section 401 of the Internal Revenue Code of 1986, as amended.

(3) Mr. Creaturo became an executive officer of the Company on July 1, 2000.

Option Plan

   The Company's Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987, in 1990 as the II-VI Incorporated Stock Option Plan of 1990, in 1997 as the II-VI Incorporated Stock Option Plan of 1997 and in 2001 as the II-VI Incorporated Stock Option Plan of 2001 (the Option Plan). The Option Plan currently provides for the issuance of up to 3,120,000 shares of the Company's Common Stock. As of June 30, 2002, approximately 250 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

   The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 2002 and unexercised options held as of June 30, 2002:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                              Number of Securities        Value of Unexercised
                                             Underlying Unexercised           In-the-Money
                                           Options at Fiscal Year End  Options at Fiscal Year End
                  Shares Acquired  Value   -------------------------- -----------------------------
Name                on Exercise   Realized Exercisable/Unexercisable  Exercisable/Unexercisable (1)
----              --------------- -------- -------------------------- -----------------------------
                        (#)         ($)               (#)                          ($)
CARL J. JOHNSON..     14,000      181,545        55,800/11,200               631,612/66,744
FRANCIS J. KRAMER     14,000      181,126        51,800/11,200               577,908/66,744
HERMAN E. REEDY..         --           --         19,200/8,800               167,692/51,912
JAMES MARTINELLI.      3,000       38,903        75,600/10,400               940,188/51,912
CRAIG A. CREATURO         --           --          3,000/3,000                 17,148/4,287

--------
(1) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, minus the exercise price.

Employment Agreements

   Carl J. Johnson, Francis J. Kramer and Herman E. Reedy have employment agreements with the Company, terminable by either party on thirty days' prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, and agreements regarding confidentiality, non-competition and assignment of inventions. The employment agreements also provide that in the event the employee is terminated by the Company for any reason except for fraud, theft, embezzlement or any other dishonest act, the employee will continue to receive his base salary at the time of termination for up to nine months after the date of termination.

Report of the Compensation Committee and Option Committee

   The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Option Committee has the responsibility of granting stock options to eligible employees including the executive officers. Both committees are comprised of all of the non-management directors of the Company.

Compensation Philosophy
..   To link the interests of executives and managers to the interests of shareholders and other potential investors.

..   To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

..   To provide incentives for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

..   To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

..   To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

   The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses; and 3) incentive stock. The Company's compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers collectively have over 25% to 50% of their compensation package "at-risk," which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company's performance. In the aggregate, 26%, 62%, and 63% of the executive officer's compensation for fiscal 2002, 2001, and 2000 respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves such recommendations.

   Base Salary: The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance during the past year, and equity in relationship to other executive positions within the Company.

   Cash Bonuses: The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company's profits determined annually by the Board of Directors. The Company also awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, based on achievement of certain strategic objectives integral to the annual operating plan.

   Incentive Stock: The Company has a variable compensation plan covering all employees, including executive officers, based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company awards under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's shareholders and to motivate the Company's executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

   In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company's revenue growth and earnings to be the most important factors in determining the Chief Executive Officer's and Chief Operating Officer's compensation package. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company's reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 70-75% of the market base salary due to the "at risk" portion of the compensation mentioned earlier.

                                          Compensation Committee and Option
                                            Committee

                                          Peter W. Sognefest, Chairman
                                          Thomas E. Mistler
                                          Duncan A.J. Morrison

Report of the Audit Committee

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 30, 2002, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

   Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

   The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

   The Audit Committee has discussed with Deloitte & Touche LLP, the Company's auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

Conclusion

   Based on review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

                                          Audit Committee

                                          Duncan A.J. Morrison, Chairman
                                          Thomas E. Mistler

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information available to the Company as of August 10, 2002, regarding the ownership of the Company's Common Stock by
(i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

                                                            Beneficial Ownership
                                                            of Common Stock (1)
                                                            -------------------
                                                             Shares     Percent
                                                             ---------  -------
  CARL J. JOHNSON (2)...................................... 2,263,359    16.1%
    c/o II-VI Incorporated
    375 Saxonburg Boulevard
    Saxonburg, Pennsylvania 16056
  THOMAS E. MISTLER (3) (4)................................   477,317     3.4%
  DUNCAN A.J. MORRISON (3) (5).............................    53,420       *
  PETER W. SOGNEFEST (3) (6)...............................    22,712       *
  JOSEPH J. CORASANTI......................................         0       *
  MARC Y.E. PELAEZ.........................................         0       *
  FRANCIS J. KRAMER (7)....................................   151,586     1.1%
  HERMAN E. REEDY (7)......................................    89,882       *
  JAMES MARTINELLI (7) (8).................................   117,906       *
  CRAIG A. CREATURO (7)....................................     3,800       *
  DIMENSIONAL FUND ADVISORS INC. (10)......................   826,320     5.9%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401
  ALL EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES AS A GROUP
    (TEN PERSONS) (2)-(9).................................. 3,179,982    22.6%

--------
*  Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 1,818,952 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 60,400 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 10, 2002 under the Option Plan, and 139,747 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 244,260 shares held by Dr. Johnson's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes 30,000 shares subject to stock options held by Mr. Morrison, and 15,000 shares subject to stock options held by each of Messrs. Mistler and Sognefest and exercisable within 60 days of August 10, 2002.

(4) Includes 87,374 shares held in trust and 374,943 shares held in limited partnerships in which Mr. Mistler is a general partner.

(5) Includes 1,000 shares held by Mr. Morrison's wife, as to which shares he disclaims beneficial ownership.

(6) Includes 580 shares held by Mr. Sognefest's son, as to which shares he disclaims beneficial ownership.

(7) Includes 56,400 shares, 22,800 shares, 79,600 shares and 3,600 shares subject to stock options held by Messrs. Kramer, Reedy, Martinelli, and Creaturo, respectively, and exercisable within 60 days of August 10, 2002.

(8) Includes 2,800 shares over which Mr. Martinelli has shared voting and investment power.

(9) Includes 315,200 shares subject to stock options held by executive officers, directors and nominees as a group and exercisable within 60 days of August 10, 2002.

(10) Based on its schedule 13G filed with the Securities and Exchange Commission on January 30, 2002, Dimensional Fund Advisors, Inc., a registered investment advisor ("Dimensional"), reports sole voting and dispositive power over 826,320 shares of Common Stock. Such shares are owned by various investment companies, trusts and accounts to which Dimensional provides investment advice.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Dr. Johnson serves as a director of Xymox Technologies, Inc. Mr. Sognefest is Vice-Chairman of Xymox Technologies, Inc., and during fiscal 2002 served as a director of the Company and Chairman of the Compensation and Option Committees.

                               PERFORMANCE GRAPH

   The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total shareholder return of the companies listed in the Nasdaq Market Index and with a peer group of companies constructed by the Company (the "Old Peer Group") and a new peer group of companies constructed by the Company (the "New Peer Group"), for the period from June 30, 1997, through June 30, 2002. The New Peer Group includes AXT, Inc., Coherent Inc., Electro Scientific Industries, Inc., Excel Technology Inc. and Rofin-Sinar. The Old Peer Group consisted of these same companies excluding AXT, Inc. but included Spectra-Physics, Inc. (formerly Spectra-Physics Lasers, Inc.). Spectra-Physics, Inc. was acquired by Thermo Electron Corporation and ceased being a publicly traded entity in February 2002 and, therefore, has been removed from both the Old Peer Group and the New Peer Group for all periods presented.

                                      [CHART]
                    COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG II-VI INCORPORATED, NASDAQ MARKET INDEX AND PEER GROUPS


          II-VI        NASDAQ Index    Old Peer Group           New Peer Group
  1997    100          100             100                      100
  1998     67.86       131.63           86.68                    96.72
  1999     45.24       189.11           93.86                   120.45
  2000    230.36       279.59          306.90                   327.90
  2001    166.67       151.56          166.86                   184.35
  2002    140.67       103.34          134.42                   122.73


   The above graph represents and compares the value, through June 30, 2002, of a hypothetical investment of $100 made at the closing price on June 30, 1997, in each of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, (iii) the companies comprising the Old Peer Group and (iv) the companies comprising the New Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 2002 indicates that the Company has outperformed the Nasdaq Market Index, the Old Peer Group and the New Peer Group.

                     RATIFICATION OF SELECTION OF AUDITORS

   Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2003. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

   Audit Fees The total fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $169,000.

   Financial Information Systems Design and Implementation Fees Deloitte did not perform any information technology services relating to financial information systems design and implementation during the fiscal year ended June 30, 2002.

   All Other Fees The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended June 30, 2002 were $367,000.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                             SHAREHOLDER PROPOSAL

   The Company received a shareholder proposal from Mr. James Hollister. Mr. Hollister requested that the Company include the proposal in this proxy statement. Following SEC rules, other than minor formatting changes, the Company is reprinting the proposal and supporting statements as they were submitted to us. The Company takes no responsibility for Mr. Hollister's proposal, which is as follows:

          The shareholders of II-VI Incorporated request that the Board of Directors rescind the so-called "Shareholder Rights Plan" passed by the Board of Directors and announced to the public August 14, 2001 and refrain from passing future such resolutions unless previously approved by a majority of the shareholders.

          In my opinion, the Board resolution may make a hostile takeover of II-VI Incorporated very difficult. In my view, II-VI Incorporated already had mechanisms in place which may have made a hostile takeover difficult. Management currently owns over 19% of outstanding stock, and management's continued employment could be considered important to the future success of a high-tech company such as II-VI Incorporated. Also, elections of the II-VI Incorporated's Board of Directors are staggered and, under Pennsylvania Business Corporation Law Section 515, the board may consider the interests of all stakeholders when evaluating takeover proposals. In my opinion, it makes no sense to risk depressing demand for II-VI common stock via a needless impairment of shareholder rights.

   The Board of Directors' statement of opposition follows on the next page.

                  BOARD OF DIRECTORS' STATEMENT OF OPPOSITION

The Board of Directors recommends a vote AGAINST the shareholder proposal for the following reasons:

   The Board of Directors believes that our Shareholder Rights Plan better enables the Board to act in the best interests of the Company, taking into account all pertinent factors, including (i) the interests of the Company's shareholders, customers, employees, creditors, suppliers and the communities in which it is located, (ii) the short-term and long-term interests of the Company, including benefits that may accrue to the Company from its long-term plans and the possibility that those interests may be best served by the continued independence of the Company and (iii) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the Company. Further, the Board of Directors believes that the maintenance of our Shareholder Rights Plan is essential to preventing takeovers that the Board of Directors determines to be not in the best interest of the Company, including takeovers that are abusive, coercive or unfair (because the price offered to shareholders is inadequate or otherwise). Our Shareholder Rights Plan provides the Board with an additional degree of control in these situations and permits the Board to exercise its fiduciary duties to act in the best interests of the Company. Shareholder rights plans are commonly used by boards of directors for these reasons. According to a survey conducted by the Investor Responsibility Research Center in 2000, more than 2,000 companies, including more than half of the companies in the S&P 500 Index, have adopted some form of rights plan.

   Contrary to the proponent's contentions, the existence of shareholder rights plans do not deter hostile bidders, and shareholder rights plans act to increase shareholder value, rather than decrease it, thereby potentially increasing demand for the stock of the Company. A study conducted by Georgeson & Company Inc, a nationally recognized proxy solicitor and investor relations firm, analyzed data between 1992 and 1996 to determine what effect shareholder rights plans had on shareholder value. Their findings were as follows:

  . Premiums paid to acquire target companies with rights plans were on average eight percent higher than premiums paid to target companies without rights plans;

  . Rights plans contributed an additional $13 billion in shareholder value during the five year period and shareholders of acquired companies without rights plans gave up $14.5 billion in potential premiums;

  . The presence of a rights plan did not increase the likelihood of withdrawal of a friendly takeover bid nor the defeat of a hostile one; and

  . Rights plans did not reduce the likelihood of a company becoming a takeover target.

   In summary, this proposal would deny the Board the degree of control and flexibility, which is necessary to effectively respond to hostile bids, so as to act in the best interests of the Company. Additionally, requiring the Board to seek shareholder approval with respect to future resolutions concerning shareholder rights plans would undermine the Board's ability to quickly respond to hostile takeover bids in a manner which most effectively protects the interests of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL FOR THE REASONS DISCUSSED ABOVE.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

   A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission is included in the Annual Report to Shareholders which is being furnished with this proxy statement. A shareholder may obtain additional copies of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Craig A. Creaturo, Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

                                 OTHER MATTERS

   The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

   The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent shareholders filed all reports due under Section 16(a) for the period from July 1, 2001, through June 30, 2002, with the exception of filing of a delinquent report of charitable gift transactions by Carl J. Johnson.

Shareholder Proposals

   Proposals by shareholders intended for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2003 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 30, 2003. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company's proxy materials for the 2003 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August 13, 2003.

                                       P
                                       R
                                       O
                                       X
                                       Y
                              II-VI INCORPORATED

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Peter W. Sognefest and Francis J. Kramer or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 10, 2002 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the Treesdale Golf & Country Club, One Arnold Palmer Drive, Gibsonia, Pennsylvania 15044, on November 1, 2002, and at any adjournment thereof.


               (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)

                                       X

Please mark your votes as in this example.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS NUMBERED 1, 2 and
                    3 AND "AGAINST" THE PROPOSAL NUMBERED 4

1.ELECTION OF CLASS ONE DIRECTOR
                                      FOR
                                      [_]
                                   WITHHOLD
                                   AUTHORITY
                                      [_]
                                   Nominee:
                               Marc Y.E. Pelaez

FOR, except vote withheld from the following nominee:

--------------------------------------------------------------------------------
2.ELECTION OF CLASS THREE DIRECTORS
                                      FOR
                                      [_]
                                   WITHHOLD
                                   AUTHORITY
                                      [_]
                                   Nominees:
                                Carl J. Johnson
                               Thomas E. Mistler
                              Joseph J. Corasanti

FOR, except vote withheld from the following nominees:

--------------------------------------------------------------------------------
3.Ratification of the Board of Directors' selection of Deloitte & Touche LLP as auditors for the Company and its subsidiaries for the 2003 fiscal year.
                                      FOR
                                      [_]
                                    AGAINST
                                      [_]
                                    ABSTAIN
                                      [_]
4.The shareholder proposal submitted by James Hollister
                                      [_]
                                      [_]
                                      [_]
Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left hereof, for ratification of the selection of Deloitte & Touche LLP as auditors and against the shareholder proposal. Proxies also shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
_______________________________________________________________________________
                                   SIGNATURE
      Date: ____________________________________________________________ , 2002
_______________________________________________________________________________
                           SIGNATURE IF HELD JOINTLY
      Date: ____________________________________________________________ , 2002
Important: Shareholders sign here exactly as name appears hereon.